As filed with the Securities and Exchange Commission on August 22, 2008

Registration No. 333-145562

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 1 TO FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA AGRITECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2870	75-2955368

State of Jurisdiction	Primary Standard	IRS Employer
of Incorporation	Industrial Classification	Identification
or Organization	Code Number	Number

Room 3F No. 11 Building, Zhonghong International Business Garden, Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
People's Republic of China
(86) 10-59621278

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and principal place of business)

Yu Chang
Room 3F No. 11 Building, Zhonghong International Business Garden, Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
People's Republic of China
(86) 10-59621278

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Joseph R. Tiano, Jr., Esq.
Thelen Reid Brown Raysman & Steiner LLP
701 8th Street, N.W.
Washington, D.C. 20001
(202) 508-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-145562) (the “Registration Statement”) of China Agritech, Inc., a Delaware corporation (the “Company”), is being filed pursuant to Item 512 of Regulation S-K to remove from registration the securities that remain unsold at the time of this filing. The Registration Statement was declared effective on November 26, 2007 for the purpose of registering up to 10,954,108 shares of common stock under the Securities Act of 1933 for resale by the selling stockholders named in the Registration Statement. The stockholders did not sell shares of common stock pursuant to the Registration Statement. In accordance with Item 512 of Regulation S-K, the Company is removing from registration 10,954,108 remaining shares which were unsold at the end time of this filing.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, China Agritech, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment and has duly caused this Amendment to be signed on its behalf by the undersigned, hereunto duly authorized, in the Chaoyang District, Beijing, China on August 19, 2008.

China Agritech, Inc.

By:	/S/ Lijun Peng
Lijun Peng, Chief Financial Officer and Treasurer

Date: August 19, 2008

In accordance with the requirements of the Securities Act of 1933, this Amendment was signed by the following persons in the capacities and on the dates stated.

/s/ Yu Chang
Yu Chang, Chief Executive Officer, President, Secretary and Director
August 19, 2008

/s/ Tao Liang
Tao Liang, Director
August 19, 2008

/s/ Xiao Rong Teng
Xiao Rong Teng, Chief Operating Officer and Director
August 19, 2008